*Translation from Mongolian*

# CLAIM

Date: August 15, 2008 Ulaanbaatar city

**Claimant:** Authorized representative of Mr. Lin Dung Hun, a citizen of China and a founder of "Tooroi bandi" Co., Ltd, Mrs. **N.Enkhtuya** /Tel: 99056359/ Advocate **B.Ganbaatar** /Tel: 91911349/

**Defendant:** Authorized representative of "Mongolia Energy Limited" Co., Ltd and a lawyer of the "Leeman Lishu" Co., Ltd locating at # 3-4, Marko Polo Center, Jamiyan gun street 5-3, Sukhbaatar district Mr. D.Enkhtur

**Claim purpose**

According to the Power of Attorney issued by Mr. Lin Dung Hun, a citizen of China and a founder of "Tooroi bandi" Co., Ltd on August 07, 2008, I am hereby making the following claim:

**Claim purpose:**

Mr. Lin Dung Hun, a citizen of China and the founder of "Tooroi bandi" Co., Ltd made a **"Contract transferring right for the company"** on September 12, 2007, but it violates the articles 56 and 64 of the Civil Code of Mongolia.

For making this "Right transferring contract", Mr. Lin Dung Hun made a deal with only himself exercising an illegal right not authorized by the "Mongolia Energy Limited" legal company of Hong-Kong on September 10, 2007.

The Power of Attorney issued by the "Mongolia Energy Limited" company to Mr. Lin Dung Hun authorizes him only **"to sign on relevant documents on behalf of the company"**, but Mr. Lin Dung Hun participated illegally in the Civil Legal relation and made the Right transferring contract and violated the law by this act.

Accordingly, I ask to consider the "Right transferring contract" concluded on September 12, 2007 as invalid.

The following documents are attached to the claim:

1. Contract transferring right for the company
2. Certificate of foreign incorporated company
3. Statute of the company
4. Power of Attorney
5. Copy of the state registration certificate
6. Document proving that the Stamp duty was paid.

Authorized representative /signed/ N.Enkhtuya

*I hereby declare that this translation is true and correct as the same content as in the herein attached original copy in Mongolian. The translation was verified and confirmed by the official seal of "TOLI" translation bureau*
*ADD: # 07, "Silver" Business Information Center, Chingeltei district, Ulaanbaatar city, Mongolia*
*Tel: 976- 99209545*